Exhibit 16.1

June 3, 2022

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 3, 2022 of Streamline Health Solutions, Inc. and are in agreement with the statements therein concerning Dixon Hughes Goodman LLP, BKD, LLP and FORVIS, LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.

Date: June 3, 2022	By:	/s/ FORVIS, LLP (formerly, Dixon Hughes Goodman LLP)
Atlanta, GA